EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 2, 2006, accompanying the financial statements and schedule included in the Annual Report of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan on Form 11-K for the years ended December 31, 2005 and 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of J.B. Hunt  Transport Services, Inc. on Form S-8 (File No. 333-103748, effective March 11, 2003).

/s/ Grant Thornton LLP

Tulsa, Oklahoma

June 2, 2006